UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2026

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 900-6715

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 7.375% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series H	CFG PrH	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series I	CFG PrI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 29, 2026, Citizens Financial Group, Inc. (the “Company”) completed the issuance and sale (the “Offering”) of $400 million aggregate principal amount of 5.299% Fixed-Reset Subordinated Notes due 2036 (the “Notes”). The Offering was completed pursuant to the Prospectus, filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form S-3 (File Number: 333-282511) (the “Registration Statement”), dated October 4, 2024, as supplemented by a Prospectus Supplement dated January 22, 2026 and a free writing prospectus filed on January 22, 2026. In connection with the Offering, the Company entered into an Underwriting Agreement, dated January 22, 2026, with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Citizens JMP Securities, LLC, as representatives of the several underwriters listed on Schedule I thereto.

The Notes were issued under the Indenture, dated as of September 28, 2012 (the “Base Indenture”), as amended by the Sixteenth Supplemental Indenture, dated as of January 29, 2026 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. The Notes will bear interest, payable semi-annually, (i) from and including the date of original issuance to, but excluding, January 29, 2031 (the “Reset Date”), at a rate of 5.299% per annum and (ii) from and including the Reset Date to, but excluding, the Maturity Date at a rate per annum equal to the Five-Year U.S. Treasury Rate plus 1.450%.

The foregoing summary of the terms of the Underwriting Agreement and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) the Underwriting Agreement, (ii) the Indenture, and (iii) the form of Notes, which are exhibits to this Current Report on Form 8-K.

The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include securities repurchase programs, dividend payments, capital expenditures, working capital, repayment or reduction of long-term and short-term debt, redemption of outstanding long-term debt, short-term debt and preferred equity securities, investing in, or extending credit to, our subsidiaries, and the financing of acquisitions. The Company has not identified the amounts it will spend on any specific purpose.

This Current Report on Form 8-K is being filed, in part, for the purpose of filing the documents attached as exhibits hereto as exhibits to the Registration Statement in connection with the issuance of the Notes in the Offering, and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of January 22, 2026, between the Company, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Citizens JMP Securities, LLC

4.1	Base Indenture, dated as of September 28, 2012, between the Company and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to Registration Statement on Form S-1, filed July 28, 2015)

4.2	Sixteenth Supplemental Indenture, dated as of January 29, 2026, between the Company and The Bank of New York Mellon

4.3	Form of 5.299% Fixed-Reset Subordinated Note due January 29, 2036 (included in Exhibit 4.2)

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Name:	Robin S. Elkowitz
Title:	Executive Vice President, Deputy General Counsel and Corporate Secretary

Date: January 29, 2026